UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2021

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		Number)

125 South Wacker Drive, Suite 1500
Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RAIL	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2021 (the “Grant Date”), the Board of Directors (the “Board”) of FreightCar America, Inc. (the “Company”), acting on the recommendation of the Compensation Committee (the “Committee”) of the Board, approved special cash-settled non-qualified stock option grants (i) to James R. Meyer, the Company’s Chief Executive Officer, with respect to 750,000 shares of the Company’s common stock, and (ii) to certain other executive officers and employees of the Company in smaller amounts (collectively, the “Special Options”), pursuant to the FreightCar America, Inc. 2018 Long-Term Incentive Plan (as amended and restated effective May 14, 2020) (the “Plan”) and a form of Stock Option Award Agreement thereunder (the “Special Stock Option Agreement”).

Each of the Special Options allows the holder to receive, upon exercise, and subject to the vesting restrictions, a distribution in cash equal to the product of (a) the excess, if any, of the fair market value of a share on the date of exercise over the exercise price, multiplied by (b) the number of Special Options being exercised. Under the terms of the Special Stock Option Agreement, no shares of the Company’s common stock will be issued upon exercise of the respective Special Options by the award recipients.

The Special Options may be exercised, subject to the recoupment, vesting, forfeiture, and termination of service provisions thereof, only during the period commencing on the Grant Date until the close of business on the tenth anniversary of the Grant Date. The Special Options shall vest and become exercisable in accordance with the following schedule:

•	34% of the shares subject to each Special Option will vest on the later of (i) the first anniversary of the Grant Date or (ii) the date that the thirty-day trailing average of the fair market value of a share of the Company’s common stock is 133.3% or more of the exercise price per share;

•	An additional 33% of the shares subject to each Special Option will vest on the later of (i) the second anniversary of the Grant Date or (ii) the date that the thirty-day trailing average of the fair market value of a share of the Company’s common stock is 133.3% or more of the exercise price per share; and

•	The final 33% of the shares subject to each Special Option will vest on the later of (i) the third anniversary of the Grant Date or (ii) the date that the thirty-day trailing average of the fair market value of a share of the Company’s common stock is 133.3% or more of the exercise price per share.

The foregoing description of the Special Options is a summary only and is qualified in its entirety by reference to the form of Special Stock Option Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit 10.1	Form of Stock Option Award Agreement pursuant to the FreightCar America, Inc. 2018 Long-Term Incentive Plan (as amended and restated effective May 14, 2020)
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.
Date: January 11, 2021	By:	/s/ James R. Meyer
		Name:	James R. Meyer
		Title:	President and Chief Executive Officer